EXHIBIT 99.1
















                          STOCK PURCHASE AGREEMENT


                                   BETWEEN


                                SES CORP. USA



                                     AND


                            COMPUDYNE CORPORATION







                                July 11, 1996





                              TABLE OF CONTENTS

                                                          PAGE

                            ARTICLE I

                           DEFINITIONS

    Definitions.......................................  1


                           ARTICLE II

                   PURCHASE AND SALE OF SHARES

2.1 Purchase and Sale.................................  4
2.2 Payment of Purchase Price.........................  4
2.3 Expenses..........................................  4
2.4 Preparation of Effective Date Balance
    Sheet; Settlement Statement.......................  4
2.5 Brokerage.........................................  5


                           ARTICLE III

               CLOSING DATE AND PLACE OF CLOSING;
               CERTAIN TRANSACTIONS TO BE EFFECTED
                     AT OR PRIOR TO CLOSING

3.1 Closing Date......................................  5
3.2 Place of Closing..................................  5
3.3 Certain Transactions to be Effected
    at or Prior to Closing............................  5


                           ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF THE SELLER

4.1 Due Organization and Authority....................  7
4.2 Agreement Authorized; Binding and Enforceable.....  7
4.3 No Conflict.......................................  7
4.4 Required Consents.................................  8
4.5 Title to Shares...................................  8
4.6 Capitalization....................................  8
4.7 Taxes.............................................  8
4.8 Litigation........................................  9
4.9 Carry on in the Ordinary Course...................  9

                            ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1 Due Organization and Authority....................  9
5.2 Agreement Authorized; Binding and Enforceable.....  9
5.3 No Required Consents.............................. 10
5.4 Investment........................................ 10


                           ARTICLE VI

            POST PRE-CLOSING COVENANTS OF THE SELLER


6.1 Noncompetition.................................... 10
6.2 Nonsolicitation of Employees...................... 11
6.3 Breach of Provisions.............................. 11
6.4 Preparation of Tax Returns........................ 11
6.5 Section 338(h)(10) Election....................... 12


                           ARTICLE VII

             POST-CLOSING COVENANTS OF THE PURCHASER

7.1 Preparation of Tax Returns........................ 12
7.2 Access to Records................................. 12
7.3 Section 338(h)(10) Election....................... 13
7.4 Bonding Obligations............................... 13
7.5 Elimination of "Shorrock" Name.................... 14
7.6 Certain Receivables............................... 14


                          ARTICLE VIII

                         INDEMNIFICATION

8.1 Agreement to Indemnify............................ 14
8.2 Conditions of Indemnification..................... 16


                           ARTICLE IX

                          MISCELLANEOUS

9.1  The Contract Claim............................... 18
9.2  The Harassment Claim............................. 18
9.3  Name Change...................................... 19
9.4  Survival of Representations and Warranties....... 19
9.5  Publicity........................................ 19
9.6  Notices.......................................... 19
9.7  Schedule Disclosure, Etc......................... 20
9.8  Complete Agreement............................... 20
9.9  Further Assurances............................... 21
9.10 Governing Law.................................... 21
9.11 Binding Effect; Assignment....................... 21
9.12 Separability..................................... 21
9.13 401(k) Plan Matters.............................. 21
9.14 Counterparts..................................... 21
9.15 Captions......................................... 22



                    STOCK PURCHASE AGREEMENT


     Stock Purchase Agreement, dated the 11th day of July, 1996, between SES Corp. USA, a Delaware corporation with offices at 17
Executive Park, Atlanta, GA (the "Seller"), and CompuDyne
Corporation, a Nevada corporation having an address at 120 Union
Street, Willimantic, CT 06226 (the "Purchaser").


                            RECITALS


      A.  The Seller is an affiliate of BET Public Limited
Company ("PLC").

      B. The Seller owns of record and beneficially all of the issued and outstanding shares of common stock of Shorrock
Electronic Systems Inc., a Maryland corporation ("SES").

      C. The Purchaser desires to acquire all of the shares of common stock of SES and the Seller desires to sell and transfer such shares to the Purchaser, all upon the terms and conditions hereinafter set forth.

      D. To accomplish such purposes and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                            ARTICLE I

                           Definitions

     For purposes of this Agreement, the following terms shall have the following meanings:

     "Affiliate" of a person or entity shall mean a person or entity controlling, controlled by or under common control with such person or entity.

     "Agreement" shall mean this Stock Purchase Agreement, as the same may be amended from time to time, including all exhibits and schedules attached hereto and the Disclosure
Schedule.

     "Bonds" shall mean any and all performance bonds, guarantees and related financial assurances relating to SES and/or its contracts and operations and in respect of which Seller or any Affiliate of Seller has any liability or obligation, direct or indirect, including, but not limited to, those Bonds set forth on Schedule 1 of the Disclosure Schedule.

     "Claim" shall have the meaning set forth in Section 8.1.1 hereof.

     "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

     "Closing Date" shall mean the date of this Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Contract Claim" shall mean the contract claim against SES described in Schedule 9.1.1 of the Disclosure Schedule.

     "Disclosure Schedule" shall mean the disclosure document delivered contemporaneously with the execution and delivery of this Agreement, containing the exhibits and schedules required to be included therein pursuant to this Agreement.

     "Distribution Agreement" shall mean the distribution agreement between Shorrock Limited and SES, a copy of which is set forth in the Disclosure Schedule as Exhibit A.

     "Effective Date" shall mean June 29, 1996.

     "Effective Date Balance Sheet" shall mean the balance sheet, a copy of which is set forth in the Disclosure Schedule as Exhibit B, delivered to the Purchaser pursuant to Section
2.4.1 hereof, setting forth the calculation of Net Asset Value.

     "Form 8023A" shall have the meaning set forth in Section
6.7 hereof.

     "Guarantor" shall mean BET Public Limited Company, a corporation organized under the laws of England.

     "Harassment Claim" shall mean the sexual harassment claim described in Schedule 9.2 of the Disclosure Schedule.

     "Indemnified Party" shall mean the party or parties entitled to indemnity under Article VIII hereof.

     "Indemnifying Party" shall mean the party or parties obligated to indemnify the Indemnified Party under Article VIII hereof.

     "Interim Period" shall mean the period from the Effective
Date to and including the date immediately preceding the Closing
Date.

     "Liens" shall mean any and all liens, mortgages, pledges, conditional sale agreements, security interests, restrictions, claims, options, encumbrances or rights of third parties of every kind and nature.

     "Losses" shall have the meaning set forth in Section 8.1.1 hereof.

     "Net Asset Value" shall mean, as of the Effective Date, an amount equal to $840,000, the calculation of which is set forth on the Effective Date Balance Sheet, representing (i) all assets of SES, less (ii) all liabilities of SES, determined in accordance with the procedures and assumptions used by SES in accordance with past practice in the preparation of its monthly financial statements, or as otherwise mutually agreed upon by the parties.

     "Purchase Price" shall mean $290,000, representing (i) the Net Asset Value of SES less (ii) $550,000.

     "Purchaser" shall mean CompuDyne Corporation, a Nevada corporation.

     "Responsible Officers" shall mean Mr. J.K. Robison and Mr.
William Rock.

     "Section 338(h)(10) Election" shall have the meaning set forth in Section 6.5 hereof.

     "Seller" shall mean SES Corp. USA.

     "Settlement Statement" shall mean the statement of cash receipts and disbursements of SES, including cash advances from affiliates of the Seller to SES, during the Interim Period, together with relevant bank reconciliations, as agreed to by the parties (excluding transaction costs of the Seller relating to the Closing), a copy of which is set forth in the Disclosure Schedule as Exhibit C.

     "Shares" shall mean all of the issued and outstanding shares of common stock, without par value, of SES.

     "Tax" shall mean any federal or state income tax, including any interest or penalties.

     "Tax Returns" shall mean returns, declarations, reports, claims for refund and information returns or statements relating to Taxes, including any schedules or attachments thereto.

     "Territory" shall have the meaning set forth in Section
6.1.1 hereof.


                           ARTICLE II

                   Purchase and Sale of Shares

          2.1. Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Seller hereby sells, assigns, conveys, transfers and delivers the Shares to the Purchaser on the Closing Date, and the Purchaser hereby purchases the Shares, in consideration of the payment by the Purchaser to the Seller of the Purchase Price in accordance with the provisions of Section 2.2 hereof.

          2.2. Payment of Purchase Price. The Purchase Price shall be paid by the Purchaser to the Seller by wire transfer of immediately available federal funds at the Closing.

          2.3.    Expenses.

          2.3.1 Whether or not the transactions contemplated by this Agreement shall be consummated, except as otherwise expressly provided in this Agreement, the Seller and the Purchaser shall each pay their own expenses (including, without limitation, attorneys' and accountants' fees and disbursements) incident to this Agreement and the transactions contemplated hereby.

          2.3.2 Notwithstanding anything in Section 2.3.1 hereof to the contrary, the Seller shall be solely responsible for any sales, use, transfer or other similar taxes imposed in respect of the sale of the Shares.

          2.4     Preparation of Effective Date
                  Balance Sheet; Settlement Statement.

          2.4.1. The Seller has prepared and delivered to the Purchaser, and the Purchaser has reviewed and accepted, the Effective Date Balance Sheet, setting forth the Net Asset Value of SES.

          2.4.2 The parties acknowledge that (a) the business of SES has been operated for the account of the Purchaser during the Interim Period; and that (b) details of cash receipts and disbursements of SES, including cash advances from Affiliates of the Seller to SES, during the Interim Period are set forth in the Settlement Statement. Accordingly, at the Closing, the Purchaser shall pay to the Seller an amount equal to the net amount of cash advances made by Affiliates of SES to SES during the Interim Period, less (i) any disbursements made by SES in respect of the Contract Claim and (ii) any costs incurred by SES in connection with the transactions contemplated by this Agreement, as set forth on the Settlement Statement.

          2.5. Brokerage. The Seller and the Purchaser each represents and warrants to the other that it has not directly or indirectly engaged any broker, finder, agent or intermediary of any kind to bring about the transactions contemplated by this Agreement and that no person or entity is entitled to any brokerage commission, finder's fee, agent's commission or other similar compensation in connection with the transactions contemplated by this Agreement. Each party agrees to indemnify the other against any claims for any such commissions, fees or similar compensation by any person or entity claiming to have been retained by such first party or any Affiliate thereof.


                           ARTICLE III

                        Closing Date and
             Place of Closing; Certain Transactions
              to be Effected at or Prior to Closing

          3.1.    Closing Date.  The Closing shall take place at
10:00 A.M., New York time, on the Closing Date or at such other time or date as the Seller and the Purchaser may mutually agree.

          3.2. Place of Closing. The Closing shall take place at the offices of Gratch Jacobs & Brozman, P.C., 950 Third Avenue, New York, New York 10022, or at such other place as the Seller and the Purchaser may mutually agree upon in writing.

          3.3. Certain Transactions to be Effected at or Prior to Closing. Subject in each case to the terms and conditions contained in this Agreement, the following steps shall be taken concurrently at the Closing, except as otherwise expressly stated:

          3.3.1. The Seller shall deliver, or cause to be delivered, to the Purchaser, the following:

                  (a)   Stock certificates representing the
          Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank and bearing all necessary stock transfer tax stamps affixed thereto, sufficient to transfer the Shares on the books of SES;

                  (b)   Corporate resolutions duly adopted by
          the Board of Directors of the Seller, authorizing the execution and delivery by the Seller of this Agreement and the performance by the Seller of the transactions contemplated hereby and thereby, duly certified by the Secretary or an Assistant Secretary of the Seller, and an incumbency certificate, certifying the names and true signatures of the officers of the Seller authorized to execute and deliver this Agreement;

                  (c)   All corporate minute and stock transfer
          books of SES;

                  (d) A copy of the Certificate of Incorpora-tion of SES and any amendments thereto, certified by the Secretary of State of the State of Maryland as of a date not more than thirty (30) days prior to the Closing Date;

                  (e)   A copy of the By-Laws of SES, certified
          by a duly authorized officer thereof to be true, correct and complete as of the Closing Date;

                  (f)   A certificate of good standing for the
          Seller and SES, issued as of a date not more than thirty (30) days prior to the Closing Date by the Secretaries of State of their respective states of incorporation, and certificates of good standing of SES in each state where it is qualified to do business on the date hereof;

                  (g)   A copy of the Distribution Agreement,
          duly executed by Shorrock Limited;

                  (h)   A written certification reasonably
          satisfactory to the Purchaser evidencing that all amounts due and owing from SES to any of SES'
          Affiliates have been contributed to the capital of SES or otherwise cancelled; and

                  (i)   A waiver from PHH Vehicle Management
          Services Corporation with respect to lease defaults caused by the sale of the Shares contemplated hereby.

          3.3.2. The Purchaser shall deliver, or cause to be delivered, to the Seller, the following:

                  (a) A wire transfer of immediately available federal funds in the amount of the Purchase Price to such account or accounts as the Seller may designate prior to the Closing;

                  (b)   Corporate resolutions duly adopted by
          the Board of Directors of the Purchaser authorizing the execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of the transactions contemplated hereby and thereby, duly certified by the Secretary or an Assistant Secretary of the Purchaser, and an incumbency certificate, certifying the names and true signatures of the officers of the Purchaser authorized to execute and deliver this Agreement;

                  (c)   A copy of the Certificate of
          Incorporation of the Purchaser and any amendments thereto, certified by a duly authorized officer of the Purchaser to be true, correct and complete as in effect on and as of the Closing Date;

                  (d)   A copy of the By-Laws of the Purchaser,
          certified by a duly authorized officer of the Purchaser to be true, correct and complete as of the Closing Date;

                  (e)   A certificate of good standing for the
          Purchaser issued as of a date not more than thirty
          (30) days prior to the Closing Date by the Secretary of State of the State of Nevada; and

                  (f)   A copy of the Distribution Agreement,
          duly executed by the Purchaser.


                           ARTICLE IV

          Representations and Warranties of the Seller

          The Seller represents and warrants to the Purchaser as follows:

          4.1. Due Organization and Authority. Each of SES, the Guarantor and the Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has full power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted. SES is qualified to do business in the states listed on Schedule 4.1 of the Disclosure Schedule.

          4.2. Agreement Authorized; Binding and Enforceable. The execution, delivery and performance of this Agreement by the Seller and the Guarantor have been duly authorized by all required corporate action (including any required director and/or stockholder approvals). This Agreement is a legal, valid and binding obligation of the Seller and the Guarantor enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights and by equitable principles of general application which may limit the availability of certain equitable remedies (such as specific performance).

          4.3. No Conflict. The execution and delivery by the Seller and the Guarantor of this Agreement, the sale, transfer, assignment and delivery by the Seller of the Shares under this Agreement, and the performance by the Seller and the Guarantor of their respective obligations under this Agreement do not conflict with, result in the breach of or default under the terms of, the Certificate of Incorporation or By-Laws of the Seller or the Guarantor, any material agreement to which the Seller or the Guarantor is a party, or any statute, ordinance, judgment, order, decree, regulation or rule of any court or governmental body affecting or relating to the Seller or the Guarantor.

          4.4. Required Consents. No consent of, waiver from or notice to any party, which has not been obtained by the Seller or the Guarantor, as the case may be, is required in order for the Seller and the Guarantor to execute, deliver and perform their respective obligations under this Agreement or to consummate the transactions contemplated hereby.

          4.5. Title to Shares. The Seller is the sole record and beneficial owner of the Shares, free and clear of Liens, and subject to no proxies, contracts, calls or other commitments.

          4.6. Capitalization. The entire authorized capital stock of SES consists of 1,000 shares of common stock, without par value, of which 770 shares are issued and outstanding and are owned of record and beneficially as of the date hereof by the Seller. The Shares have been duly authorized and are validly issued, fully paid and non-assessable, with no liability attaching to the ownership thereof. There are no authorized, outstanding or existing (i) voting trusts or other agreements or understandings with respect to the voting of SES's capital stock or securities convertible into or exchangeable for such stock;
(ii) options, warrants or other rights (including, without limitation, preemptive rights) to purchase, repurchase or subscribe for SES's capital stock, any authorized but unissued shares of SES's capital stock or any securities convertible into or exchangeable for such shares; (iii) agreements of any kind relating to the issuance of capital stock of SES, any such convertible or exchangeable securities or any such options, warrants or rights; or (iv) agreements of any kind which may obligate SES to issue or purchase any of its securities.

          4.7.    Taxes.

          4.7.1. All Tax Returns relating to state and federal corporate income Taxes required to be filed prior to the Closing Date in respect of SES with respect to periods ended on or prior to the Closing Date ("Pre-Closing Periods") have been timely filed. To the actual knowledge of the Responsible Officers, each such Tax Return has been, and each Tax Return to be prepared by the Seller pursuant to Section 6.4 will be, prepared in material compliance with all applicable laws and regulations and to the actual knowledge of the Responsible Officers, all Taxes due and owing by SES for all Pre-Closing Periods have been paid or accrued for.

          4.7.2. Except as set forth on Schedule 4.7 of the Disclosure Schedule, to the actual knowledge of the Responsible
Officers, there is no action, suit, proceeding, audit or investigation now in progress, pending or threatened against or with respect to SES with respect to any Taxes.

          4.8.    Litigation.  Except as set forth on Schedule
4.8 of the Disclosure Schedule, as of the Closing Date, PLC's Company Secretary at PLC's chief executive office located at Stratton House, Piccadilly, London, England W1X6AS has not received written notice of any claims, actions, suits, proceedings, orders or investigations pending against SES.

          4.9. Carry on in Ordinary Course. During the period from May 30, 1996 through the Closing Date, SES' business policies and practices have been carried on in the ordinary course consistent with recent practice of SES. Other than with respect to the bonuses contemplated by (i) a letter, dated
May 7, 1996, from Shorrock Integrated Systems to Mr. J.K. Robison and (ii) a letter, dated May 7, 1996, from Shorrock Integrated Systems to Mr. W. Rock, copies of which have been delivered to the Purchaser, there have been no raises, promotions, bonuses, termination agreements, severance agreements or employment contracts entered into by employees of SES during such period, other than in the ordinary course of business consistent with past practice of SES, and there has been no transfer of assets, real or intellectual, from SES to the Seller or its Affiliates other than in the ordinary course of business, consistent with past practices of SES.


                            ARTICLE V

         Representations and Warranties of the Purchaser

          The Purchaser hereby represents and warrants to the Seller as follows:

          5.1. Due Organization and Authority. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has full corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and in each state in which the nature of its activities requires it to be qualified.

          5.2. Agreement Authorized; Binding and Enforceable. The execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all required corporate action (including any required director and/or stockholder approvals). This Agreement is legal, valid and binding obligations of the Purchaser enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorgani-zation, moratorium or similar laws affecting creditors' rights and by equitable principles of general application which may limit the availability of certain equitable remedies (such as specific performance).

          5.3. No Required Consents. No consent of, waiver from or notice to any party, which has not been obtained by the Purchaser, is required in order for the Purchaser to execute, deliver and perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

          5.4. Investment. The Purchaser is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution within the meaning of the Securities Act of 1933, as amended, and the Purchaser will not sell or offer to sell or otherwise dispose of all or any portion of the Shares except in accordance with the provisions of such Act. The Purchaser acknowledges that it has been afforded the opportunity to ask questions of, and to receive answers and information from, the Seller, SES and persons acting on their behalf concerning the financial condition of SES, the Shares and the transactions contemplated hereby, and that the Seller is making no representations or warranties concerning any of the foregoing except for those expressly contained in Article IV of this Agreement.


                           ARTICLE VI

              Post-Closing Covenants of the Seller

          6.1.    Noncompetition.

          6.1.1. For a period of three (3) years after the Closing Date, the Seller shall not, and shall cause its Affiliates not to, directly or indirectly operate or otherwise engage in business under the "Shorrock" name anywhere in the territory described on Schedule 6.1(a) of the Disclosure Schedule (the "Territory"), except with respect to the marketing of "Shorrock" products under the Distribution Agreement. If the Purchaser becomes aware that a third party is using the "Shorrock" name in the Territory in connection with the provision of security services, the Purchaser shall promptly notify the Seller in writing and provide the Seller with a description of the circumstances surrounding such use of the "Shorrock" name. Upon receipt of such notice by the Seller, the Seller shall use its reasonable best efforts to enjoin such use, provided, however that the Seller shall not be obligated to initiate legal proceedings to enjoin such usage, except as may be set forth on Schedule 6.1(b) of the Disclosure Schedule or otherwise on terms mutually agreeable to the Seller and the Purchaser. In addition, the Seller shall not, and shall cause its Affiliates not to, (a) solicit business in competition with SES with respect to those specific projects set forth on
Schedule 6.1 of the Disclosure Schedule in which SES is engaged as of the Closing Date, or with respect to which SES is actively engaged in discussions with prospective customers as of the Closing Date, as set forth on Schedule 6.1.1 of the Disclosure Schedule; or (b) use the pre-qualification experience record of SES in procuring business in the Territory.

          6.2. Nonsolicitation of Employees. For a period of three (3) years after the Closing Date, neither the Seller nor any of its Affiliates shall actively recruit or hire any persons who were employees of SES as of the Closing Date or who are employees of SES during such three (3) year period, unless such employees were previously terminated by SES.

          6.3. Breach of Provisions. In the event that the Seller or any of its Affiliates shall breach any of the provisions of Sections 6.1 or 6.2, or in the event that any such breach is threatened, in addition to and without limiting or waiving any other remedies available to the Purchaser at law or in equity, the Purchaser shall be entitled to seek immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of said
Sections 6.1 and 6.2. The Seller acknowledges and agrees that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any proceeding is brought seeking injunctive relief, agree not to use as a defense thereto that there is an adequate remedy at law. The parties further acknowledge that the restrictions provided for in Sections 6.1 and 6.2 are, under all of the circumstances, reasonable and necessary. If any provisions of Section 6.1 or
6.2 are determined by a court of competent jurisdiction to be too broad so as to be unenforceable, such provisions shall be deemed to have been modified to be only so broad as is enforceable.

          6.4. Preparation of Tax Returns. After the Closing, the Seller will prepare and timely file (or cause to be prepared and timely filed) with the appropriate taxing authorities Tax Returns with filing due dates after the Closing Date relating to federal and state corporate income Taxes which are required to be filed by SES in respect of all Pre-Closing Periods and will pay all Taxes due with respect thereto. The Purchaser will, and will cause SES to, cooperate with the Seller in the preparation and filing by the Seller of such Tax Returns. Such cooperation will include, without limitation, furnishing the Seller with such information and the assistance of such personnel as may be reasonably necessary for the Seller to prepare such Tax Returns and to respond to any audits thereof. Within ten (10) days of receipt by the Purchaser or SES, the Purchaser will pay to the Seller the amount of any federal and state income Tax refund attributable to any Pre-Closing Period.

          6.5. Section 338(h)(10) Election. The Purchaser will elect, and the Seller and SES will join with the Purchaser in making an election, pursuant to Sections 338(g) and 338(h)(10) of the Code, to treat the acquisition of the Shares as an acquisition of the assets of SES effective as of the Effective Date (the "Section 338(h)(10) Election"). The Purchaser, the Seller and SES will comply with all of the requirements and conditions imposed on such party by Sections 338(g) and 338(h)(10) of the Code, the related Treasury Regulations, and all other Code sections and regulations related thereto, including, without limitation, the timely filing of Department of Treasury Form 8023A entitled Corporate Qualified Stock Purchases (or any successor form) (including all information and attachments required to be submitted in connection with the Section 338(h)(10) Election) and any analogous state and local forms (collectively, the "Form 8023A"). The Purchaser, the Seller and SES will cause to be prepared and duly execute sufficient copies of Form 8023A and such state and local forms no later than five (5) days prior to the last date on which the Purchaser would be permitted under the Code and the related Treasury Regulations to file the Form 8023A. Each party hereto will also provide any other assistance reasonably requested by the other in making the Section 338(h)(10) Election.


                           ARTICLE VII

             Post-Closing Covenants of the Purchaser

          7.1. Preparation of Tax Returns. After the Closing, the Purchaser will cause SES to prepare and timely file (or cause to be prepared and timely filed) with the appropriate taxing authorities all local, state and federal tax returns, other than those Tax Returns to be prepared by the Seller referred to in Section 6.4 hereof which are required to be filed by SES in respect of all periods through the Closing.

          7.2. Access to Records. For a period of seven (7) years after the Closing, the Purchaser will, and will cause SES to, (a) maintain such books and records relating to SES which may be reasonably necessary in order for the Seller to satisfy the requirements of local, state and/or federal tax auditors and other tax obligations imposed upon the Seller or any Affiliate thereof by law (including, without limitation, responding to audits of tax returns) and (b) cooperate with and afford the Seller (and Purchaser shall cause SES to afford the Seller), or will use its best efforts to cause any other appropriate person to cooperate with and afford the Seller, at the Seller's sole cost and expense, reasonable access to and the ability to copy, during normal business hours, such books and records (as well as access to and reasonable assistance of personnel) on any other matter relating to SES which are reasonably necessary, for tax purposes (including, without limitation, responding to audits of tax returns) in order for the Seller to satisfy the requirements of local, state, and federal tax auditors and other tax obligations imposed upon any of them by law.

          7.3.  Section 338(h)(10) Election.   The Purchaser
will make the Section 338(h)(10) Election. The Purchaser will comply with all of the requirements and conditions imposed on it by Sections 338(g) and 338(h)(10) of the Code, the related Treasury Regulations, and all other Code sections and regulations related thereto, including, without limitation, the timely filing of Form 8023A and any analogous state and local Tax forms. The Purchaser will cause to be prepared and duly executed sufficient copies of Form 8023A and such state and local forms no later than five (5) days prior to the last date on which the Purchaser would be permitted under the Code and the related Treasury Regulations to file the Form 8023A (unless the Purchaser's failure to deliver such forms shall arise out of or result from any act or omission of a person other than the Purchaser or its Affiliates), and will also provide any other assistance reasonably requested by the Seller in making the
Section 338(h)(10) Election. The Purchaser will attach Form 8023A and such state and local forms to the return of SES for its first Tax year ending after the Closing Date.

          7.4.    Bonding Obligations.

          7.4.1. No later than thirty (30) days after the date hereof, the Purchaser shall, or shall cause SES to, either
(a) replace, or, if replacement is not possible, cause to be issued performance bonds of equal value to secure, in either event by a bonding company reasonably acceptable to the Seller, the "evergreen" bonds listed on Schedule 7.4.1 annexed hereto, and shall, in either case, provide the Seller with written evidence of same. In the event that such bonds are not timely replaced or secured in the manner set forth above, the Purchaser shall pay to the Seller, on demand, liquidated damages in the amount of Five Hundred Dollars ($500) for each week, or any part thereof, beyond the thirty day period during which any of the foregoing "evergreen" bonds are not replaced or secured by the Purchaser, which the parties agree is reasonable under the circumstances, and which payment shall not release the Purchaser from the foregoing evergreen bond replacement or issuance obligations.

          7.4.2. So long as any Bond remains outstanding, the Purchaser shall, and shall cause SES to provide the Seller with
(i) immediately upon receipt by the Purchaser or SES, copies of all notices and written communications relating to default or nonperformance or any event which, with the passage of time or giving of notice, or both, could result in liability to or increase the exposure of the Seller or any Affiliate of the Seller in connection with any project for which a Bond has been issued and (ii) promptly upon request by the Seller or any Affiliate of the Seller, any other information relating to an outstanding Bond. Upon the occurrence of a default, event of default or action or failure to act which, with the passage of time or giving of notice, or both, would constitute a default under any project secured by a Bond, the Seller shall have the right, but not the obligation, to assume control of such project and perform or engage a third party to perform SES' obligations with respect thereto, at the sole cost and expense of the Purchaser and SES, unless the Purchaser or SES (i) has commenced to cure such default or event of default within the time permitted by the relevant project contract and is continuing in good faith to cure such default or event of default in a manner reasonably satisfactory to the Seller or (ii) is actively and in good faith contesting such allegations of default in a manner reasonably satisfactory to the Seller. In the event the Purchaser or SES takes the actions contemplated by either (i) or
(ii) above, the Purchaser or SES shall keep Seller reasonably informed with respect to Seller's or SES's efforts.

          7.5. Elimination of "Shorrock" Name. Immediately following Closing, the Purchaser shall remove all "BET" identification marks and logos from SES business and product literature. Within three (3) months of Closing, the Purchaser shall eliminate the use of the word "Shorrock" from all SES business and product literature and remove all signage with the name "Shorrock". Within (1) year of Closing, the Purchaser shall remove all references to "Shorrock" displayed on any equipment owned by, or leased to, SES. Notwithstanding the foregoing, except as otherwise provided in the Distribution Agreement, for a period of twenty four (24) months after Closing, the Purchaser may utilize the phrase "formerly Shorrock Electronic Systems" when referring to SES in promotional literature.

          7.6. Certain Receivables. The parties shall allocate proceeds with respect to the receivables described in Schedule
7.6 of the Disclosure Schedule in the manner set forth therein.


                          ARTICLE VIII

                         Indemnification

          8.1.    Agreement to Indemnify.

          8.1.1. Upon the condition that the Closing be effected, the Purchaser agrees to indemnify and hold the Seller and each of its officers, directors, employees, agents and Affiliates harmless from and against any and all loss, liability, obligation, damage, cost or expense (including, without limitation, reasonable attorneys' fees and disburse-ments) (collectively, "Losses"), incurred or suffered by or asserted against the Seller or any of its officers, directors, employees, agents and Affiliates directly or indirectly as a result of or in connection with (a) the breach by the Purchaser of any representation or warranty made in this Agreement; (b) the breach by the Purchaser of, or the failure of the Purchaser to perform, any of its covenants or obligations contained in this Agreement; or (c) any claim, action, cause of action, suit, proceeding, debt, demand or liability of any kind, (collectively, "Claim") directly or indirectly relating to the business, operations, assets, liabilities or financial condition of SES, including, without limitation, Claims made for any liability under outstanding Bonds, other than those Losses or Claims related to the Contract Claim or the Harassment Claim.

          8.1.2. Upon the condition that the Closing be effected, the Seller agrees to indemnify and hold the Purchaser and its officers, directors, employees and agents harmless from and against any and all Losses incurred or suffered by or asserted against the Purchaser and its officers, directors, employees and agents directly or indirectly as a result of or in connection with (a) the breach by the Seller of any representation or warranty made in this Agreement; (b) the breach by the Seller, or failure of the Seller to perform, any of its covenants, conditions or obligations contained in this Agreement; (c) the Contract Claim; or (d) the Harassment Claim.


          8.1.3. Notwithstanding the foregoing, the indemnity obligations of the Purchaser pursuant to Section 8.1.1. and the Seller pursuant to Section 8.1.2 hereof shall be subject to the following terms and conditions:

                  (a)  The Purchaser shall not be obligated to
          indemnify or hold harmless the Seller pursuant to
          Section 8.1.1 unless the aggregate Losses for which the Seller is entitled to indemnification under
          Section 8.1.1 shall exceed an aggregate of FIFTY THOUSAND DOLLARS ($50,000) (the "Purchaser Basket Amount") in which event the Seller shall be entitled to recover the full amount of such Losses without regard to such limitation; provided, however, that the Purchaser Basket Amount shall not apply to the Purchaser's indemnification obligation with respect to Losses or Claims related to outstanding Bonds. The amount of Losses for which the Purchaser shall be obligated to indemnify the Seller pursuant to Section
          8.1.1 shall not exceed the principal amount of the outstanding Bonds as of the date hereof.

                  (b)  The Seller shall not be obligated to
          indemnify or hold harmless the Purchaser pursuant to
          Section 8.1.2 unless the aggregate Losses for which the Purchaser is entitled to indemnification under
          Section 8.1.2 shall exceed an aggregate of FIFTY THOUSAND DOLLARS ($50,000) in which event the Purchaser shall be entitled to recover the full amount of such Losses without regard to such limitation. The amount of Losses for which the Seller shall be obligated to indemnify the Purchaser pursuant to
          Section 8.1.2 shall not exceed the Purchase Price; provided, however, that the limitations of this
          Section 8.1.3(b) shall not apply to the Seller's indemnification obligations with respect to the Contract Claim, the Harassment Claim and Taxes.

          8.2. Conditions of Indemnification. The obliga-tions and liabilities of the Indemnifying Party with respect to any Claim asserted or instituted by any third party on account of any matter giving rise to a claim of indemnity by an Indemni-fied Party shall be subject to the following terms and condi-tions:

          8.2.1. The Indemnified Party will give the Indemnify-ing Party prompt written notice of a Claim. Prior to the giving of any such notice of a Claim, and after the giving of any such notice if the Indemnifying Party assumes the defense of the Claim as provided below, without the prior written consent of the Indemnifying Party, the Indemnified Party (i) will not waive, and will cause its Affiliates not to waive, any defense (including the waiver of a statute of limitations), cause of action or counterclaim, and (ii) will not effect, and will cause its Affiliates not to effect, any compromise or settlement of any such Claim.

          8.2.2. In the case of a Tax audit of any Tax Return with respect to which the Seller might be an Indemnifying Party hereunder, the Purchaser will request the auditor to conduct a separate audit of such Tax Return from any other Tax Returns also then subject to audit.

          8.2.3. Upon receipt of notice of a Claim from an Indemnified Party, the Indemnifying Party will be entitled, at its sole cost and expense, to assume the sole defense thereof by representatives chosen by it (provided, in the case of a Tax audit, that the auditor so permits); provided that the Indemnified Party shall be entitled to participate in the defense of such Claim and to employ counsel at its own expense to assist in the handling of such Claim. The Indemnifying Party shall have the right to assert any defenses, causes of action or counterclaims arising from the subject of the Claim available to the Indemnified Party and its Affiliates, and shall also have the right (subject to the provisions of Section 8.2.5 hereof) to effect a compromise or settlement of the Claim. In the event an Indemnifying Party is not permitted by an auditor to assume the defense or control the conduct of an audit of Tax Returns, no settlement with respect to any assessment may be effected without the prior written consent of the Indemnifying Party.

          8.2.4. If the Indemnifying Party, within thirty (30) days after receipt of notice of any such Claim, fails to assume the defense thereof, the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense or, with the consent of the Indemnifying Party not to be unreasonably withheld or delayed, the compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Claim at any time prior to the settlement, compromise or final determination thereof.

          8.2.5. Anything in this Section 8.2 to the contrary notwithstanding, the Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), settle or compromise any Claim or consent to the entry of any judgment if such settlement, compromise or judgment imposes any obligation on the Indemnified Party or does not include as an unconditional term thereof giving to the Indemnified Party a release from all liability in respect of such Claim. Furthermore, the Indemnified Party shall reasonably assist the Indemnifying Party with the mitigation of any Losses in connection with the indemnification obligations set forth herein.

          8.2.6. The Indemnified Party shall, and shall cause its Affiliates to, provide the Indemnifying Party with such assistance (without charge except as otherwise contemplated by Section 9.1) as may reasonably be requested by the Indemnifying Party in connection with any indemnification or defense provided for herein, including, without limitation, providing the Indemnifying Party with such information, documents and records and reasonable access to the services of and consultations with such personnel of the Indemnified Party or its Affiliates as the Indemnifying Party shall deem necessary (provided that such access shall not unreasonably interfere with the performance of the duties performed by or responsibilities of such personnel).

          8.2.7. An Indemnified Party's (a) omission promptly to notify an Indemnifying Party of a Claim, (b) failure to cooperate and provide requisite access to books and records or personnel as provided above, (c) failure to obtain the prior written consent of an Indemnifying Party as required above with respect to waivers of defenses, causes of actions or counterclaims or with respect to compromises or settlements or
(d) failure to allow an Indemnifying Party to control a tax audit as provided above, shall release the Indemnifying Party from any liability arising from such Claim.

          8.2.8. Upon satisfaction by the Seller of its indemnity obligations with respect to any Claim as to which the Purchaser or SES has or may have any indemnity, reimbursement or similar rights against third parties (including, without limitation, insurers), the Purchaser shall assign all such rights to the Seller. In the event such rights shall not be assignable, the Purchaser shall enforce (or cause SES to enforce) such rights for the benefit and account of the Seller at the sole cost and expense of the Seller.

          8.2.9. Upon satisfaction by the Purchaser of its indemnity obligations with respect to any Claim as to which the Seller has or may have any indemnity, reimbursement or similar rights against third parties (including, without limitation, insurers), the Seller shall assign all such rights to the Purchaser. In the event such rights shall not be assignable, the Seller shall enforce such rights for the benefit and account of the Purchaser at the sole cost and expense of the Purchaser.


                           ARTICLE IX

                          Miscellaneous

          9.1.    The Contract Claim.  The Purchaser
acknowledges and agrees that, from and after the Closing Date, the Seller and its Affiliates shall be entitled to prosecute the Contract Claim in the name of SES, but at the expense of, and for the sole and exclusive benefit of, the Seller or its Affiliates. The Purchaser agrees that it shall cause SES to cooperate with the Seller and its Affiliates in connection with such prosecution, including, without limitation, making available to the Seller and its representatives (a) employees of SES having knowledge of facts relating to the Contract Claim and
(b) the books and records of SES relating to the Contract Claim. The Purchaser shall, upon reasonable request of the Seller, make SES personnel contemplated by Section 9.1(a) available to the Seller in connection with the Contract Claim at the rates set forth on Schedule 9.1 in the Disclosure Schedule. The Purchaser's reimbursement of any other costs relating to the foregoing use of SES personnel by the Seller with respect to the Contract Claim shall be agreed to in advance by the Seller and the Purchaser. Any funds payable to SES arising out of the adjudication of the Contract Claim shall be the sole property of the Seller and shall be remitted to BET Inc., an Affiliate of the Seller, or its designee, in accordance with the provisions of the assignment agreement set forth as Exhibit E in the Disclosure Statement. If the Purchaser receives any such funds, it shall immediately notify the Seller in writing and hold such funds in trust for, and remit such funds immediately to, the Seller in accordance with the Seller's instructions.

          9.2.    The Harassment Claim.  The Purchaser
acknowledges and agrees that, from and after the Closing Date, the Seller and its Affiliates shall be entitled to prosecute the Harassment Claim in the name of SES, but at the expense of, and for the sole and exclusive benefit of, the Seller or its Affiliates. The Purchaser agrees that it shall cause SES to cooperate with the Seller and its Affiliates in connection with such prosecution, including, without limitation, making available to the Seller and its representatives (a) employees of SES having knowledge of facts relating to the Harassment Claim and (b) the books and records of SES relating to the Harassment Claim. The Purchaser shall, upon reasonable request of the Seller, make SES personnel contemplated by Section 9.2(a) available to the Seller in connection with the Harassment Claim at the rates set forth on Schedule 9.1 of the Disclosure Schedule. The Purchaser's reimbursement of any other costs incurred by the Purchaser with respect to the Harassment Claim shall be agreed to by the Seller and the Purchaser in advance.

          9.3.    Name Change.  The Purchaser hereby consents to
(a) the change of the name of SES to Quanta SecurSystems, Inc.
as set forth in the Certificate of Amendment set forth as Exhibit D in the Disclosure Schedule and (b) the filing thereof by SES immediately prior to or at Closing.

          9.4. Survival of Representations and Warranties. The representations and warranties of the Seller and the Purchaser contained in Articles IV and V, respectively, shall survive for a period of twelve (12) months after the Closing Date; except for (a) the representations and warranties set forth in Section 4.9, which shall not survive the Closing, and
(b) the representations and warranties set forth in Section 4.7, which shall survive until the date upon which the time to assess any Tax relating to the operations of SES prior to Closing ends.

          9.5. Publicity. Neither the Seller nor the Purchaser shall make any public announcement of the transactions contemplated by this Agreement unless so advised by opinion of their respective counsel, and then only upon prior notice to the other. Subject to the foregoing, each party will take all reasonable measures to ensure that the transactions contemplated hereby are kept confidential.

          9.6. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given (a) when received, if delivered in person, or (b) when sent, if sent by telecopier and confirmed within five (5) Days by letter mailed or delivered to the party to be notified at its address set forth herein or (c) five (5) Days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows:

             (a)  If to the Seller, to:

                  SES CORP. USA c/o BET INC.
                  17 Executive Park South
                  Atlanta, GA  30329
                  Attention:  President
                  Telecopier: (404) 248-1782

                  with a copy to:

                  Gratch Jacobs & Brozman, P.C.
                  950 Third Avenue
                  New York, New York  10022
                  Attention:  Alan S. Jacobs, Esq.
                  Telecopier: (212) 319-0856

             (b)  If to the Purchaser, to:

                  CompuDyne Corporation
                  120 Union Street
                  Willimantic, CT 06226
                  Attention:  Mr. Martin A. Roenigk
                  Telecopier No:  (860) 456-1187

                  with a copy to:

                  Tyler Cooper & Alcorn
                  City Place
                  35th Floor,
                  Hartford, CT 06103
                  Attention:  Robert J. Metzler II, Esq.
                  Telecopier No.: (860) 278-3802

or at such other address or addresses as any party may have advised the other in the manner provided in this Section.

          9.7. Schedule Disclosure, Etc.. Disclosure of a specific item in the Disclosure Schedule shall not be deemed applicable only to the section of the Agreement to which the disclosure of such specific item relates, but shall be deemed a disclosure for all provisions and purposes of this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Schedule is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the parties to determine whether any obligation, item or matter (whether or not described herein or included in the Disclosure Schedule) is or is not material for purposes of this Agreement.

          9.8. Complete Agreement. This Agreement, together with the Disclosure Schedule and the Distribution Agreement, sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, contracts, promises, representations, warranties, statements, arrangements and understandings, if any, between the parties hereto or their representatives. No waiver, modification or amendment of any provision, term or condition hereof shall be valid unless in writing and signed by the party to be charged therewith, and any such waiver, modification or amendment shall be valid only to the extent therein set forth.

          9.9. Further Assurances. Each of the parties hereto shall, from time to time after the Closing, upon the request of the other party hereto and at the expense of such requesting party, duly execute, acknowledge and deliver or cause to be duly executed, acknowledged and delivered, all such further instruments and documents reasonably requested by the other party to effectuate further the intents and purposes of this Agreement.

          9.10. Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by the substantive laws of the State of New York, without regard to the provisions for choice of law thereunder.

          9.11. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, without the prior written consent of the other party, neither the Purchaser nor the Seller shall have the right to assign this Agreement or any of its respective rights hereunder to any other person or entity, except that
(a) the Seller shall be entitled to assign this Agreement or any of its rights hereunder to any of its Affiliates and (b) nothing herein shall prevent the Seller from merging with or into any Affiliate of the Seller after the date hereof. By its execution of this Agreement, the Guarantor acknowledges that no such assignment or merger shall modify in any manner the Guarantor's obligations hereunder.

          9.12. Separability. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.13.   401(k) Plan Matters.

             (a) Seller hereby agrees that employees of SES who are members of the BET 401(k) Profit Sharing Plan (the "BET Plan") on the Closing Date (the "Shorrock Members") shall be fully vested in their accounts under the BET Plan as of such date and that the amounts credited to the accounts of the Shorrock Members under the BET Plan shall be transferred from the BET Inc. Defined Contribution Master Trust to the trust maintained in connection with the CompuDyne Corporation 401(k) Retirement Savings Plan, Defense Electronics Group, as soon as administratively feasible following the Closing Date.

             (b) The Seller shall indemnify and hold the Purchaser harmless from, against and in respect of any taxes, including interest and penalties thereon, arising out of plan terminations in accordance with Schedule 9.13 of the Disclosure Schedule.

          9.14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

          9.15. Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and shall in no way affect the interpretation or construction of this Agreement or any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                  COMPUDYNE CORPORATION


                                  By: /s/ Martin A. Roenigk
                                  Name: Martin A. Roenigk
                                  Title: Chairman and Chief
                                         Executive Officer


                                  SES CORP. USA



                                  By: /s/ Graham Turner
                                  Name:  Graham Turner
                                  Title: Vice President


                            GUARANTEE

          The undersigned, an Affiliate of the Seller, hereby irrevocably and unconditionally guarantees the timely performance by the Seller of its obligations under this Agreement, subject, however, to such defenses as the Seller is entitled to assert against the Purchaser hereunder.


Dated: July 11, 1996              BET PUBLIC LIMITED COMPANY


                                  By: /s/ Graham Bremner Foote
                                  Name: Graham Bremner Foote
                                  Title: Director